                                                                    EXHIBIT 10.1

                              TERMINATION AGREEMENT

                                 BY AND BETWEEN

                         EL BANCO FINANCIAL CORPORATION
                                FORMERLY KNOWN AS
                       NUESTRA TARJETA DE SERVICIOS, INC.

                                     (BUYER)

                                       AND

                            NBOG BANCORPORATION, INC.

                                    (SELLER)










                                   DATED AS OF


                                OCTOBER 25, 2006

                              TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT, dated October 25, 2006, is intended to formally terminate the Agreement And Plan Of Merger (the "Agreement") dated as of May 5, 2006, by and between El Banco Financial Corporation (formerly known as Nuestra Tarjeta de Servicios, Inc.), a Georgia corporation ("Buyer") and NBOG Bancorporation, Inc., a Georgia corporation ("Seller").



                                    PREAMBLE


     WHEREAS, Section 9.1(a) of the Agreement permits the termination of the Agreement upon the mutual written agreement of the Buyer and Seller;

     WHEREAS, the Buyer and Seller intend for this Termination Agreement to document the mutual agreement of the Buyer and Seller to terminate the Agreement;

     NOW, THEREFORE, in consideration of the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration and the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:


                                    ARTICLE 1
                                   TERMINATION

         1.1 The Agreement shall be deemed terminated as of the date hereof and the Merger contemplated thereunder shall be deemed abandoned as of the date hereof, subject to Section 9.2 of the Agreement.

         1.2 (a) Buyer acknowledges that it is not currently in negotiations and is not party to any agreement to acquire any other depository institution; and

                 (b) Buyer shall notify SunTrust Banks of its intention not to undertake the Deconversion transaction, as contemplated in the Transition Agreement between Buyer and SunTrust Banks dated June 14, 2006 ("Transition Agreement").

                                    ARTICLE 2
                       SURVIVING SECTIONS OF THE AGREEMENT

        Section 9.2 of the Agreement provides that in the event of the termination and abandonment of this Agreement by either Buyer or Seller pursuant to Section 9.1, this Agreement shall become void and have no effect, except that
(i) the provisions of Sections 7.5, 9.2, 9.3, 10.2 and 10.3 shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement.

                                    ARTICLE 3
                                 TERMINATION FEE

        Notwithstanding, Article 2 above and Section 9.3 of the Agreement, Buyer and Seller each confirm that by entering into this Termination Agreement, that neither party has any obligation under Section 9.3 of the Agreement with respect to the payment of a Termination Fee.

                                    ARTICLE 4
                           MUTUAL WAIVERS AND RELEASE

4.1 Notwithstanding Article 2 above and Section 9.2 of the Agreement, in order to bring closure to the transactions contemplated by the Agreement, Buyer on behalf of itself, directors, officers, employees, successors and assigns, and Seller on behalf of itself, its subsidiary The National Bank of Gainesville and their directors, officers, employees, successors and assigns (collectively, the "Releasing Parties") without admitting any fault or liability on the part of any other Releasing Party, determined it is in their best interest to resolve any and all claims and disputes that have arisen or could arise among them as a compromise and settlement of any and all claims.

4.2 Accordingly, the Releasing Parties hereby release one another from any and all claims, demands, liabilities, actions or causes of action, suits, proceedings, indemnities, covenants, contracts, agreements, acts occurrences, omissions, debts, duties, compensation, costs, expenses, attorneys' fees, liens, sums of money, and damages or other obligations whatsoever, which any Releasing Party has, has had, or might have in the future, whether known or unknown, liquidated or unliquidated, contingent or non-contingent, suspected or unsuspected, past or present, disclosed or undisclosed, directly or indirectly, foreseeable or unforeseeable, in law, equity, or otherwise, whether based in contract, tort, or any other theory of recovery, whether for compensatory, punitive or other damages, which have arisen, or which might arise in the future, including without limitation, arising out of, or related to, the Agreement ("Released Claims").

4.3. Each Releasing Party does hereby jointly and severally, fully and forever, irrevocably remise, release, acquit, satisfy and forever discharge the other Releasing Party, its parent and subsidiary corporations, shareholders, directors, officers, employees, agents, servants, affiliates, successors and assigns from each of the Released Claims.

4.3. Each Releasing Party expressly agrees that it will not, directly or indirectly, file or cause to be filed, either individually or in any representative capacity, any claim now or forevermore against any Releasing Party which claim could have been filed against any Releasing Party as of the date of the execution hereof. It is the specific intent and purpose of this
Article 4 to be a full, final and complete, remise, release, discharge, compromise, settlement, accord and satisfaction of any and all claims or causes of action of any kind or nature whatsoever, whether known or unknown, and whether specifically mentioned or not, which may exist or might be claimed to exist from the beginning of time to the date hereof. Each Releasing Party does hereby specifically waive any claim or right to assert that any cause of action or alleged cause of action or claim or demand which has, through oversight or error or intentionally or unintentionally, been included from this Release. Each Releasing Party acknowledges and agrees that they each are prohibited hereunder from asserting a Released Claim against any Releasing Party.


                                    ARTICLE 5
                              PUBLIC COMMUNICATIONS

        Seller and Buyer shall agree as to the form and substance of the initial public disclosure of the termination of the Agreement, PROVIDED, THAT nothing in this Article 5 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.


        The Parties hereby agree and covenant that they shall refrain from making any statement disparaging each other. Without limiting the generality of the foregoing, the Parties will refrain from making negative references to any other Party's services or skills, regulatory condition, practices, policies, officers, shareholders, employees and agents, or take any other action that may disparage any other Party or any Party's organization, affiliates, subsidiaries, directors, officers, employee or agents, any Party's good name, any actions taken by any Party, or the reputation of any Party, to any member of the public, to any employee, agent or contractor of any Party, to any representative of the news media, to any representative of an entity or regulatory body, or to any representative of or employee of any government, whether state or federal. The Parties specifically agree and covenant to refrain from publishing false, deceptive, or disparaging communications to anyone regarding the other Party.

                                    ARTICLE 6
                                  MISCELLANEOUS

6.1 Any defined terms not explicitly defined herein shall have the meaning set forth in the Agreement.

6.2 Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation", and such terms shall not be limited by enumeration or example.

6.3 Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

6.4 Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

6.5 To the extent permitted by Law, this Agreement only may be amended by a subsequent writing signed by each of the Parties.



6.6 All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered or refused:

             BUYER:                       EL BANCO FINANCIAL CORPORATION
                                          623 Holcomb Bridge Road
                                          Roswell, Georgia 30076
                                          Facsimile Number: (678) 3521514
                                          Attention:  Drew W. Edwards

            Copy to Counsel:             Nelson Mullins Riley & Scarborough LLP
                                          Poinsett Plaza, Suite 900
                                          104 South Main Street
                                          Greenville, SC 29601
                                          Facsimile Number:  (864) 250-2356
                                          Attention:  Neil E. Grayson

             SELLER:                      NBOG BANCORPORATION, INC.
                                          807 Dorsey Street
                                          Gainesville, Georgia 30501
                                          Facsimile Number: (678) 450-9764
                                          Attention: Bryan Hendrix


             Copy to Counsel:             Powell Goldstein LLP
                                          One Atlantic Center - Fourteenth Floor
                                          1201 West Peachtree Street, NW
                                          Atlanta, GA 30309-3488
                                          Facsimile Number: (404) 572-6999
                                          Attention: Kathryn L. Knudson and
                                          Robert D. Klingler


6.7 Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Georgia. The Parties all expressly agree and acknowledge that the State of Georgia has a reasonable relationship to the Parties and/or this Agreement. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by Law,
(a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

6.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.9 The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

6.10 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

6.11 Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the Parties has caused this Termination Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                   EL BANCO FINANCIAL CORPORATION
                                   (BUYER)


                                   By:  Luz Lopez Urrutia
                                      ------------------------------------------




                                   NBOG BANCORPORATION, INC.
                                   (SELLER)


                                   By: W. Bryan Hendrix
                                      ------------------------------------------